Exhibit 10.4

                  INDEPENDENT NON-EXECUTIVE DIRECTOR AGREEMENT
                  --------------------------------------------

         THIS INDEPENDENT NON-EXECUTIVE DIRECTOR AGREEMENT ("Agreement") is made, entered into and effective as of June 15th , 2004 (the "Effective Date"), between HQ Sustainable Maritime Industries Inc. (HQSM or the Company), a Delaware corporation with its principal place of business located at 14 Wall Street suite 2000, New York, NY 10005 (the "Company"), and Fred Bild ("ID") an individual residing 3769 Saint-Hubert Montreal, Quebec Canada regarding the position of independent director on the board of directors for the Company.

         WHEREAS, prior commencing to the Effective Date (the "Inception Date"), the ID has not been employed by, and has not performed executive services for, the Company; and

         WHEREAS, the board of directors of the Company ("Board"), Company and the ID wish to memorialize the terms and conditions of the ID's service in the position of independent director on the board of directors for the Company;

         NOW,  THEREFORE,   in  consideration  of  the  covenants  and  promises
contained herein, the Company and the ID agree as follows:

         1. ID. On behalf of the Company, the Board offers to retain the ID, and the ID agrees to be retained by the Company to provide the service of independent director on the Board in accordance with the terms and subject to the conditions of this Agreement, commencing on the Effective Date till the next meeting of the shareholders of the Company (the "Scheduled Termination Date"), unless terminated in accordance with the provisions of paragraph 11 hereinbelow, in which case the provisions of paragraph 11 shall control. The ID affirms that no obligation exists between the ID and any other entity which would prevent or impede the ID's immediate and full performance of every obligation of this Agreement.

         2. Position and Duties. During the term of the service with the Company, the ID shall continue to serve in other non-Company related positions, and assume duties and responsibilities consistent with, the position of non-executive independent director. The ID agrees to devote the necessary working time, skill, energy and best business efforts and exercise his independent business judgment during the term of his service on the Board of the Company. Fred Bild fully understands the duty of loyalty, duty of confidentiality, duty to abide by all relevant securities laws of the United States and any other jurisdictions in personal and corporate conducts, duty of due care and good faith performance of his service as an ID and the role of ID in protecting shareholders' rights and in serving on the audit committee or other Board committees as necessary.

         Notwithstanding anything to the contrary contained herein, the ID may hold officer and non-executive director positions (or the equivalent position) in or at other entities that are not affiliated with the Company. The Company acknowledges that the ID currently holds, and acknowledges the ID's right to continue to hold, such positions in such entities and to continue to fulfill his obligations in connection with holding such positions in such entities so long as it does not interfere with his ability to perform his duties and responsibilities hereunder.

         3. No Conflicts. The ID covenants and agrees that for so long as he is retained by the Company, he shall govern himself in such a way as to avoid any conflict with his duties in protecting the company and the interests of the minority shareholders in the Company.


         4. Compensation.

         a. Base Remuneration. During the term of this Agreement, the Company shall pay, and the ID agrees to accept, in consideration for the ID's services hereunder, pro rata quarterly payments of a total annual cash salary of US$15,000.00, less all applicable taxes and other appropriate deductions. The ID's base salary shall be increased annually, on January 1 of each calendar

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year,  in amount no less than ten percent  (10%).  In addition,  the Board shall review the ID's base salary annually to determine whether it should be increased more than ten percent (10%). The decision to increase the ID's base more than ten percent (10%) and the amount of any such increase shall be within the Board's sole discretion.

         b. Annual Bonus. During the term of this Agreement, the ID shall be entitled to an annual stock bonus in an amount no less than US$15,000.00 in shares calculated at the then trading value of the Company at the anniversary of the present agreement.

         5. Expenses. During the term of this Agreement, the ID shall be entitled to payment or reimbursement of any reasonable expenses paid or incurred by him in connection with and related to the performance of his duties and responsibilities hereunder for the Company. All requests by the ID for payment of reimbursement of such expenses shall be supported by appropriate invoices, vouchers, receipts or such other supporting documentation in such form and containing such information as the Company may from time to time require, evidencing that the ID, in fact, incurred or paid said expenses.

         6. Termination of Service.

         The Board has the sole discretion to terminate the service of the ID in case of breach of his duties as an independent director on the Board. In addition, either the Company as represented by the Board or ID may terminate the present agreement with an advance notice of at least 60 days, given in writing to the address hereinabove mentioned, to wit

If to the Company:

HQSM
14 Wall Street suite 2000
New York, NY 10005
With a place of business at
7305 Marie-Victorin, Suite 100
Brossard, Quebec J4W 1A6
Tel: (450) 465-3474 (465 FISH)
Fax: (450) 465-7348

If to the ID:

Fred Bild
3769 Saint-Hubert Montreal, Quebec Canada

         7. Miscellaneous.

         a. Telephones, stationery, postage, e-mail, the internet and other resources made available to the ID by the Company, are solely for the furtherance of the Company's business.

         b. All issues and disputes concerning, relating to or arising out of this Agreement and from the ID's employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to that State's principles of conflicts of law. All disputes arising hereunder or from shall be subject to the exclusive jurisdiction of an arbitration penal ("Penal") under the auspices of the American Arbitration Association in the City of New York. Such Penal shall compose of three arbitrators with the Company and the ID each selecting one arbitrator and the third arbitrator to be selected by consensus by the two arbitrator already selected. Arbitration shall be the only, final and exclusive remedy to any dispute and the award of the Penal shall be final, exclusive and binding and enforceable against the parties. Each of the ID and the Company hereby expressly waives its right to trial and jury trial and hereby submits to the exclusive jurisdiction of the Penal.

         c. The ID and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

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         d. This instrument constitutes the entire Agreement between the parties regarding  its  subject  matter.  When  signed by all  parties,  this  Agreement
supersedes   and   nullifies   all  prior  or   contemporaneous   conversations,
negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may be amended only by a writing signed by the Company and the ID.

         e. This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

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THE IDPENDENT  NON-EXECUTIVE  DIRECTOR STATES THAT HE HAS FREELY AND VOLUNTARILY
ENTERED INTO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES.

UNDERSTOOD, AGREED, AND ACCEPTED:



FRED BILD                                HQ SUSTAINBLE MARITIME INDUSTRIES, INC.



___________________________              By:____________________________________
                                               Name:
                                               Title:

Date:______________________              Date:__________________________________